UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 18, 2017, Tel-Instrument Electronics Corp. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”).

As of the close of business on December 16, 2016, the record date for the Annual Meeting, 3,255,887 shares of the Company’s common stock were outstanding and entitled to vote. At the Annual Meeting, 2,203,470 or approximately 67.7%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy.  The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

The results of the voting at the Annual Meeting are as follows:

1.  The five nominees for director were elected to serve a one-year term as follows:

Director	Votes For	Votes Against	Broker Non-Votes	Percentage Voted For
Steven A Fletcher	2,180,255	19,200	4,015	98.9%
George J. Leon	2,180,255	19,200	4,015	98.9%
Jeffrey C. O’Hara	2,180,255	19,200	4,015	98.9%
Robert A. Rice	2,180,255	19,200	4,015	98.9%
Robert H. Walker	2,180,255	19,200	4,015	98.9%

2.  The proposal to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2017 was approved as follows:

Auditor	Votes For	Votes Against	Broker Non-Votes	Votes Abstained	Percentage Voted For
BDO USA, LLP	2,197,170	1,300	0	5,000	99.7%

3.  The proposal to cast a non-binding advisory vote to approve the compensation of the Company's named executive officers was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained	Percentage Voted For
2,178,121	20,128	4,015	1,206	98.9%

The Company has decided to hold future advisory votes on the compensation of our named executive officers every year until the occurrence of the next shareholder advisory vote on this matter.

4.  The proposal to ratify the 2016 Stock Option Plan (the “Plan”) approved by the Board of Directors on December 14, 2016 under which 250,000 shares of common stock will be reserved for issuance to employees, directors and consultants was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained	Percentage Voted For
2,184,315	8,918	4,015	6,222	99.1%

A copy of the Plan was filed with the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on December 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: January 24, 2017	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer